UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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GREAT PLAINS ETHANOL, LLC
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Great Plains Ethanol, LLC

27716 462nd Avenue

Chancellor, South Dakota 57015

NOTICE OF 2004 ANNUAL MEETING OF MEMBERS

TO BE HELD ON

MAY 25, 2004

Members of Great Plains Ethanol, LLC:

Notice is hereby given that the 2004 Annual Meeting of Members of Great Plains Ethanol, LLC will be held at Lennox School Cafetorium, 208 W. 5th, Lennox, South Dakota 57039, and will commence at 7:00 p.m., local time for the following purposes:

1.             To elect one Class A Manager, one Class B Manager, and one Class C Manager; and

2.             To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Information Statement accompanying this Notice.  If you have any questions regarding the information in the Information Statement, please call us at (605) 647-0040 ext. 234.

Our Board of Managers is not aware of any other business to come before the Annual Meeting.  Only members of record at the close of business on March 1, 2004 will be entitled to notice of the Annual Meeting and to vote for purposes of the Annual Meeting.

All members are cordially invited and encouraged to attend the Annual Meeting in person. However, to vote your capital units, you must vote and return your ballot prior to the commencement of the Annual Meeting.

BY ORDER OF THE BOARD OF MANAGERS

/s/ Darrin Ihnen
Darrin Ihnen
President of the Board of Managers

Chancellor, South Dakota
April 21, 2004

EACH MEMBER IS STRONGLY ENCOURAGED TO ATTEND

THE ANNUAL MEETING.

Great Plains Ethanol, LLC

27716 462nd Avenue

Chancellor, South Dakota 57015

Information Statement

2004 Annual Meeting of Members

May 25, 2004

VOTING INFORMATION

You may only vote your capital units by returning the enclosed ballot to us, either by mail or personal delivery, prior to Great Plains Ethanol, LLC’s (sometimes referred to as the “Company,” “we,” “our,” or “us”) Annual Meeting of Members to be held on May 25, 2004, and at any adjournment thereof.  The meeting will be held at the Parker Community Center, 229 North Main, Parker, South Dakota, and will begin at 7:00 p.m.

Outstanding Capital Units and Voting Rights

Members of record at the close of business on March 1, 2004 are entitled to vote at the Annual Meeting.  We had a total of 3,742 Capital Units issued and outstanding on that date.

•      Each Class A Member may only cast one vote on each matter coming to a vote of the Class A Members, regardless of the number of Class A Units owned by such member.

•      The Class B Member may cast one vote for each Class B Unit owned, as the case may be, by such member.

•      Each Class C Member may cast one vote for each Class C Unit owned, as the case may be, by such member.

A detailed explanation of your voting rights and the procedures for voting at the Annual Meeting can be found under “Matters To Be Voted On – Election of Board of Managers and Voting” below.

This Information Statement is being mailed to our Members on or about April 21, 2004.  Our 2003 Annual Report on Form 10-KSB is also being mailed to Members with this Information Statement.

VOTING AND ATTENDANCE AT OUR ANNUAL MEETING IS LIMITED TO HOLDERS OF OUR CAPITAL UNITS AS OF MARCH 1, 2004.

Ten percent of our Class A Members, Class B Members representing 10% of our outstanding Class B Units, and Class C Members representing 10% of the outstanding Class C

Units, must be present in person or by mail-in ballot at the Annual Meeting to have a quorum of members at the Annual Meeting.

All votes will be tabulated by the inspector of elections, who will be appointed by the Board of Managers, and will separately tabulate votes cast for or against the nominees for the Board of Managers, as well as any abstentions. Class A, Class B, and Class C ballots to be used for the mail-in ballot are attached with this Information Statement. Abstentions will be treated as being present at the meeting for purposes of determining a quorum, but will not be counted as votes cast.

Attendance and Voting at the Annual Meeting

If you own Capital Units as of March 1, 2004, you may attend the Annual Meeting. However, to vote your Capital Units, you must return your ballot to us no later than May 25, 2004 (5:00 p.m.) by either returning the ballot through the mail or personal delivery.  A self-addressed return envelope has been provided for your convenience. You may revoke your ballot at any time, provided we receive a revocation notice in writing from you no later than May 25, 2004 (5:00 p.m.).

Solicitation

Great Plains Ethanol, LLC is making this solicitation.  The entire cost of such solicitation will be borne by us.  Such cost includes professional fees and the cost of supplying copies of this Information Statement and our 2003 Annual Report on Form 10-KSB to our members.

YOUR VOTE IS IMPORTANT.  PLEASE RETURN YOUR BALLOT VIA REGULAR MAIL IN THE SELF-ADDRESSED RETURN ENVELOPE OR DELIVER YOUR BALLOT TO US PRIOR TO MAY 25, 2004 (5:00 P.M.).

If you have any questions regarding the information in this Information Statement or the ballots, please call Steve Kary, our membership coordinator, at (605) 647-0040, ext. 234.

April 21, 2004.

MATTERS TO BE VOTED UPON

Election of Board of Managers and Voting

The principal matter for the 2004 Annual Meeting of Great Plains Ethanol, LLC is the election of three persons to the Board of Managers. Our current Board of Managers consists of nine individuals, five of whom were elected by our Class A Members, one of whom was elected by our one Class B Member and three of whom were elected by our Class C Members. The three members of the Board of Managers will be elected as follows:

•      One Class A Manager will be elected by our Class A Members voting as a separate class;

•      One Class B Manager will be elected by our Class B Member voting as a separate class; and

•      One Class C Manager will be elected by our Class C Members voting as a separate class.

The following persons, each of whom is an incumbent member on the Board of Managers, have been nominated by the Nomination Committee for the purpose of the 2004 election: Dennis Schrag, Jeff Broin and Fred Thurman. Dennis Schrag is the nominee for the Class A Board of Manager position, Jeff Broin is the nominee for the Class B Board of Manager position, and Fred Thurman is the nominee for the Class C Board of Manager position. Detailed information on each nominee is provided in the “Information About Nominees” section.

THE COMPANY’S BOARD OF MANAGERS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF MANAGERS.

Class A Voting Procedures

Each Class A Member is entitled to cast only one vote for each matter to be voted on at the Annual Meeting – regardless of the number of Class A Units he or she owns.  For example, because there is currently one Class A nominee to the Board of Managers, and no write-in nominees are permitted, each Class A Member may only cast one vote for or against the one Class A nominee, or abstain from voting.

Class B and Class C Voting Procedures

The one Class B Member and each Class C Member is entitled to cast as many votes as the number of Class B or Class C Units each Member owns for each matter to be voted on at the Annual Meeting.  Because there is currently one Class C nominee to the Board of Managers, and no write-in nominees are permitted, each Class C Member may cast all of his or her votes for or against the one nominee, or abstain from voting. The number of votes cast will depend on the number of Class C Units the Class C Member owns.  To illustrate, if you own one Class C Unit, you may cast only one vote for or against the one Class C nominee, or abstain from voting.  Or, if you own 100 Class C Units, you may cast 100 votes (no more or no less) for or against the one Class C nominee, or abstain from voting.

INFORMATION ABOUT NOMINATION PROCESS

Nomination Committee and Charter

The Nomination Committee oversees the identification, evaluation and recommendation of individuals qualified to be members of the Board of Managers of the Company. The major responsibilities of the Nomination Committee are:

•      Develop a nomination process for candidates to the Board of Managers;

•      Establish a criteria and qualifications for membership to the Board of Managers;

•      Identify candidates to fill positions to the Board of Managers;

•      Fill vacancies of the Board of Managers; and

•      Recommend to the Board of Managers candidates for election or reelection.

The Nomination Committee operates under a charter adopted by the Board of Managers, a copy of which can be found on our website at www.greatplainsethanol.com. Under its charter, the Nomination Committee must have three persons, the majority of which must satisfy all of the requirements under the definition of independent in NASD Rule 4200(a)(15), with one exception. Under the exception, a member is not precluded from serving on the Nomination Committee in connection with a payment received from the Company as the result of a sale and delivery of corn to the Company. The Nomination Committee is comprised of three current members of the Board of Managers: Jeff Broin, Darrin Ihnen and John Ludens. Neither Jeff Broin, Darrin Ihnen nor John Ludens, however, meet all of the requirements to be deemed independent under NASD Rule 4200(a)(15).

Nomination Process

The Nomination Committee generally identifies potential candidates to the Board of Managers using two methods. First, prior to an Annual Meeting, the Nomination Committee solicits Class A, Class B and Class C Members to submit nominations of persons for consideration of being placed on the ballot for the election to the Board of Managers. Second, the Nomination Committee may solicit certain individuals that the Nomination Committee believes would make good candidates to the Board of Managers in light of specific qualities, skills or needs of the Board of Managers.

Before the Nomination Committee approves and recommends any candidate for nomination, the person must meet certain minimum qualifications. The potential candidate must not have any specific criminal record or disciplinary history within a certain period of time, and he or she must possess certain qualities including a reputation for superb ethics, loyalty and commitment, a willingness to act on and be accountable for decisions, an ability to analyze and communicate effectively, and an ability to work with others. The Nomination Committee determines whether or not a person satisfies the minimum qualifications by requiring such persons to fill out and submit a nomination application and, at times, by conducting interviews and background checks of such persons.

In preparation of the 2004 Annual Meeting, the Nomination Committee actively solicited nominations to the Board of Managers from all of the Class A, Class B and Class C Members. On or around December 1, 2003, the Nomination Committee notified all Members of the Company of their opportunity to submit nominations to and petition the Nomination Committee to include such nomination or nominee on the ballot for the 2004 Annual Meeting. In response to this notice, the Nomination Committee received from all Members a total of three nominations, each of the nominees being a current member of the Board of Managers.

The Nomination Committee approved and recommended that the following persons become the nominees for election to the Board of Managers at the 2004 Annual Meeting: Dennis Schrag, Jeff Broin and Fred Thurman. Each of these nominees was selected from the nominations submitted by the Members. The Members which submitted such nominations are the same nominees approved by the Nomination Committee. Each of the nominees is also a beneficial owner of Class A, Class B or Class C Units of the Company.  Jeff Broin is a beneficial owner of 100% of the Class B Units and 21.78% of the Class C Units. Detailed information on each nominee is provided in “Information About Nominees” below.

INFORMATION ABOUT NOMINEES

Our Members will elect three members to the Board of Managers, each of whom will serve for a three year term.  The following tables contain certain information with respect to the persons nominated for election at the 2004 Annual Meeting:

Class A Nominee for the Board of Managers:

Dennis Schrag, age 47, has been a farmer in the Freeman, South Dakota area since 1973.  He is a former member of the Childstown Township Board.  He has served on the Company’s Board of Managers since 2000.

Class B Nominee for the Board of Managers:

Jeff Broin, age 38, has been integrally involved in the Company from its early planning stages. Mr. Broin is currently the Chief Executive Officer of the Broin Companies consisting of Broin and Associates, Inc., Broin Management, LLC and Broin Enterprises, Inc. Mr. Broin has been instrumental in the construction and management of ethanol plants in the Midwest and in ethanol and co-product marketing since 1987. Mr. Broin also has been instrumental in creating and developing a “turnkey” concept for the development, design, construction, engineering, management and marketing of 19 ethanol projects in the United States. Mr. Broin is currently secretary of the Renewable Fuels Association and an associate member of the South Dakota Corn Growers Association. He has also served on the Board of the American Coalition for Ethanol since 1990. Mr. Broin also serves on the Boards of fourteen ethanol plants operated and managed by the Broin Companies.  Mr. Broin has a Bachelor of Science degree in Agricultural

Business from the University of Wisconsin.  He has served on the Board of Managers for the Company since 2000 and is a current member of the Nominating Committee.

Class C Nominee for the Board of Managers:

Fred Thurman, age 53, holds a Bachelor of Science degree in accounting, is a Certified Public Accountant and has been a partner in the Sioux Falls, South Dakota accounting firm of Thurman, Comes, Foley and Company, LLP since 1979. In addition, Mr. Thurman is a managing member of three hotel properties and Corn Energy Investors, LLC. He currently serves on the Board of Managers for five ethanol plants and a soybean processing plant in the Midwest.  He also is past President and Board member of Firstel and Advanced Communications Group, Inc.  He also currently serves on the Board of Voyager Financial Services Corporation, a banking and mortgage services company. He has served on the Company’s Board of Managers since 2003 and currently serves as the chairman of the Audit Committee.

INFORMATION ABOUT CURRENT BOARD OF MANAGERS

Darrin Ihnen, age 39, has been a farmer for 20 years in Hurley, South Dakota. He is currently Vice Chairman of the National Corn Growers Biotechnology Working Group. He is past President of the South Dakota Corn Growers Association. He serves as the chairman of the Company’s Board of Managers and as a member of the Audit Committee. His term expires in 2006.

Dennis Hardy, age 58, has been a farmer in the Beresford, South Dakota area for over 20 years. He is the current President of the Farmers Pork Cooperative and the past chairman of the South Dakota Soybean Research and Promotion Council. Mr. Hardy received a Bachelor of Science degree in Electrical Engineering from South Dakota State University in 1968. He has served on the Company’s Board of Managers since 2000. His term expires in 2006.

John Ludens, age 78, is a retired farmer who farmed in the Davis, South Dakota area for over 40 years. He is the past President of the South Dakota Livestock Feeders and the South Dakota Irrigators. He also served on the National Cattleman’s Association Board for 9 years.  He has served on the Company’s Board of Managers since 2000 and is member of the Nomination Committee. His term expires in 2006.

Steve Sinning, age 49, has farmed in the Lennox, South Dakota area since 1978. He holds a Bachelor of Science degree in Biology from the University of South Dakota.  He has served on the Company’s Board of Managers since 2000 and is a member of the Audit Committee. His term expires in 2005.

Dan Viet, age 41, has been a farmer in Parker, South Dakota since 1982. He graduated from Mitchell, South Dakota Vocational-Technical College in 1982. He is a current member of the Turner County Fair Board.  He has served on the Company’s Board of Managers since 2000.  His term expires in 2005.

Larry Ward, age 47, is currently the Director of Project Development for the Broin Companies and has been involved in the ethanol industry in various management positions since 1997. In his current position, Mr. Ward performs a variety of roles related to ethanol project formation and financing. He is also currently a member or an advisor to the Boards of twelve ethanol plants that are either currently operating or being developed. He also has served on the Board of Directors of the Renewable Fuels Association. Mr. Ward received a degree in business from Mankato State University, Mankato, Minnesota in 1980 and a Masters of Business Administration from the University of South Dakota, Vermillion, South Dakota in 1990.  He has served on the Company’s Board of Managers since 2003.  His term expires in 2005.

Board of Managers’ Meetings

The Board of Managers held 14 regularly scheduled meetings during the fiscal year ended December 31, 2003. Each member of the Board of Managers, except for Jeff Broin, attended at least 75% of the meetings of the Board of Managers and at least 75% of the meetings of the committees of which each was a member during the fiscal year ended December 31, 2003.

Audit Committee

The Audit Committee operates under a charter adopted by the Board of Managers, a copy of which is attached to this Information Statement as Appendix I. Our Audit Committee reviews the services provided by our independent auditors, consults with our independent auditors and reviews the need for internal auditing procedures and the adequacy of internal controls.  Under our charter, the Audit Committee must have three members, each of whom must satisfy all of the requirements for independence as set forth under the rules of the NASD and the SEC, with one exception. Under the exception, a member is not precluded from serving on the Audit Committee as a result of a payment received from the Company for the sale and delivery of corn to the Company. Fred Thurman, Steve Sinning and Darrin Ihnen comprise our Audit Committee, but only Fred Thurman satisfies all of the requirements for independence under the NASD and SEC rules. Darrin Ihnen and Steve Sinning do not satisfy the definition of independent because of the payment they receive from the Company for the sale and delivery of corn to the Company, but are subject to the exception for serving on such committee as described above.

In addition, none of the current members of the Audit Committee is an “audit committee financial expert,” as such term is defined by the SEC. The primary reason we do not have a financial expert is that we are an agricultural and producer-based company. The overwhelming majority of our 530 members are farmers who reside in South Dakota. Of the nine members of the Board of Managers, six are also farmers. The rural location and agricultural-based business of the Company also make it difficult to find individuals who have all of the necessary attributes to qualify as a financial expert as defined by the SEC. Nevertheless, we believe the collective experience and backgrounds of the Audit Committee members enable them to provide the necessary oversight and safeguards to the Company. In addition, Broin Management, the Managing Member of the Company, provides the Company with certain oversight and expertise in accounting, financial and other related matters on which our Audit Committee relies when it carries out its duties and responsibilities.

Audit Committee Report

The following report was delivered to our Board of Managers by the Audit Committee on February 6, 2004.  The following Audit Committee report shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report by reference in any such document.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Managers. Our management has the primary responsibility for the financial statements and the reporting process. Our independent auditors, Eide Bailly LLP, is responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2003.  The Audit Committee has discussed with Eide Bailly the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.  The Audit Committee has received and reviewed the written disclosures and the letter from Eide Bailly required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with Eide Bailly its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Managers that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

Audit Fees.  Eide Bailly LLP has billed us a total amount of $45,639 and $33,440 for professional services rendered for the audit of the Company’s various financial statement as of December 31, 2003 and December 31, 2002, and the reviews of the financial statements included in the Company’s Form 10-Q for the 2003 and 2002 fiscal years.

Audit-Related Fees. Eide Bailly LLP did not perform any audit-related services as of December 31, 2002 and December 31, 2003.

Tax Fees. Eide Bailly has billed us a total amount of $6,122 and $6,346 for professional tax services rendered for fiscal years ended December 31, 2003 and December 31, 2002. The tax services performed were the preparation and review of our federal tax return, as well as research on our allocation and distribution policy concerning the allocation of income and losses to our members.

All Other Fees.  Eide Bailly has billed us a total amount of $3,734 for all professional services rendered in connection with other matters requested by the Company during fiscal years ended December 31, 2003. No professional services were rendered for other matters for fiscal year ended December 31, 2002. The services performed in 2003 were an analysis of our construction budget and special procedures, as well as an analysis of our gas distribution agreement.

Audit Committee

Fred Thurman, Chair

Steve Sinning

Darrin Ihnen

Audit Committee Pre-Approval Policy

Before our independent auditor, Eide Bailly LLP, is able to complete any audit or non-audit service, the definitions of which can be found in Appendix I of our Audit Committee Charter, the Audit Committee is required to pre-approve the necessary service. Each service to be performed by Eide Bailly is required to be pre-approved in writing by our Audit Committee. The writing must indicate the service to be performed and the costs related to such service.  The Audit Committee is prohibited from approving any service if it determines that the independence of Eide Bailly may be impaired in connection with its audit service function. Eide Bailly is also prohibited from performing certain non-audit services as defined under the Audit Committee Charter.

Other Committees

We have a nomination committee, which is discussed above, but do not have a standing compensation committee.

 EXECUTIVE OFFICER AND MANAGEMENT

Executive Officer

Our day-to-day affairs are managed by Richard A. Serie, our ethanol plant’s General Manger. Mr. Serie has served as our General Manager since October, 2002 and as the designated Chief Executive Officer and Chief Financial Officer since April, 2003. Mr. Serie is employed by Broin Management, LLC, which manages the operation of our ethanol plant.

Mr. Serie was previously employed by Broin Management, LLC at Agri-Energy, an ethanol plant in Luverne, Minnesota, where he served as general manager.  Prior to his employment with Broin Management, he was Vice President of Operations for Boyle Development, a subsidiary of the Boyle Companies, which owned and operated nursing homes.  During this time, Mr. Serie was also project coordinator for the ethanol plant in Luverne, Minnesota, which began operations in 1997.  Mr. Serie has also served as general manager of Arnolds Park Amusement, located in the Iowa Great Lakes Area, for six years and led a complete renovation and operation of the amusement park. Mr. Serie currently serves on the Board of Directors of the Renewable Fuels Association, chairing the Membership Committee, and on the Board of Directors of the Dakota Gold Research Association, serving as President.

Management and Key Employees

Members of Management and Key Employees are set forth below:

Name	Age	Position
Richard Serie	52	General Manager
Steve Kary	48	Membership Coordinator
Terry Wastell	38	Controller

Our day-to-day affairs are managed by Richard A. Serie, our ethanol plant’s General Manager, who also serves as the designated Chief Executive Officer and Chief Financial Officer.  Mr. Serie is employed by Broin Management, LLC, which manages the operation of the ethanol plant.  Steve Kary is our Membership Coordinator.  Mr. Kary is responsible for maintaining our membership records, providing general assistance to our members, and handling all sales and transfers of capital units.  Terry Wastell is our Controller.  Mr. Wastell is responsible for our financial records.

Terry Wastell graduated from Buena Vista College with a Bachelor of Arts degree in Accounting. Mr. Wastell worked as the chief accountant and customer service coordinator for Gro Master, Inc. and Gro Master Feed, Inc. in Omaha, NE. He subsequently held a Controller/MIS position at Olson Oil Co. in Sioux Falls, SD from 1994 to 2003. Terry became the Controller of the Company in February, 2003.

Steve Kary graduated from Northern State University with a Bachelor of Science Degree in Secondary Education.  He later attended Moorhead State University and the University of Sioux Falls where he earned an Accounting Major equivalent.  Mr. Kary worked as a teacher and coach for six years. He then worked in insurance sales for four years before moving into the business management field. Mr. Kary worked in management at Hutchinson Technology in Sioux Falls for 10 years. Immediately prior to joining Great Plains Ethanol he worked for BankFirst of Sioux Falls.  Steve became the Membership Coordinator of the Company in January, 2003.

COMPENSATION OF BOARD OF MANAGERS AND EXECUTIVE OFFICER

BOARD OF MANAGERS

We have not paid the members of our Board of Managers any cash compensation for their services on the Board of Managers.  We have, however, reimbursed our members of the Board of Managers for reasonable expenses incurred in carrying out their duties as members of the Board of Managers. A per diem fee for attending meetings may be set by the Board of Managers. Members of the Board of Managers who are also members of the Company receive the same membership benefits as other members receive.

EXECUTIVE OFFICER AND EMPLOYEES

Mr. Serie is our ethanol plant’s General Manager and also serves as the Company’s designated Chief Executive Officer and Chief Financial Officer. Mr. Serie is directly employed by Broin Management, LLC, our Managing Member, which manages the operation of our ethanol plant. Because of Mr. Serie’s employment with Broin Management, Mr. Serie does not have an employment agreement with the Company nor does he receive any compensation from the Company for his services as General Manager, Chief Executive Officer or Chief Financial Officer. Rather, Mr. Serie is compensated directly by Broin Management for his services as General Manager and designated Chief Executive Officer and Chief Financial Officer. We pay Broin Management a fixed annual fee of $250,000, adjusted annually for inflation, part of which includes Mr. Serie’s salary, and an incentive bonus for the management of our ethanol plant’s operations.

The following table sets forth all the compensation paid to each of our executive officers during the years ended December 31, 2003, 2002 and 2001.

					Long-Term Compensation
					Awards		Payouts
						Securities
	Year	Annual Compensation			Restricted	Underlying		All Other
Name and Principal	ended	Salary	Bonus	Other Annual	Stock	Options/	LTIP	Compensation
Position	Dec. 31	($)	($)	Compensation	Award(s) ($)	SARs (#)	Payouts	($)

Rick Serie(1)	2003	0	—	—	—	—	—	$250,000	(1)

Brian Minish(2)	2001	40,500	—	—	—	—	—	—
	2002	54,000	—	—	—	—	—	—
Chief Executive Officer and Chief Financial Officer

(1)           Mr. Serie does not receive any compensation directly from the Company. Mr. Serie is employed by Broin Management, LLC, which manages the operation of the ethanol plant. As a result, Mr. Serie is compensated directly by Broin Management for his services as General Manager and designated Chief Executive Officer and Chief Financial Officer. We pay Broin Management a fixed annual fee of $250,000, adjusted annually for inflation, part of which includes Mr. Serie’s salary, and an incentive bonus for the management of our ethanol plant’s operations.

(2)           Mr. Minish was employed by the Company as Chief Executive Officer and Chief Financial Officer from December 18, 2000 to March 31, 2003. Mr. Serie assumed officially the designation as Chief Executive Officer and Chief Financial Officer on April 1, 2003.

We have not issued, either directly or as part of a long-term incentive plan, any options or stock appreciation rights to any executive officer or member of the Board of Managers of the Company.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the current beneficial ownership of our capital units in terms of equity and voting interests, by members of the Board of Managers, executive officers, the Managing Member, and any beneficial owner of more than 5% of any class of our capital units.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Owner	Equity Percent of Class	Voting Percent Of Class
		(in units)
Class A	Dennis Hardy, Manager	11	*	*
Class A	Darrin Ihnen, Manager	10	*	*
Class A	John A. Ludens, Manager (2)	42	2.7	*
Class A	Dennis Schrag, Manager	2	*	*
Class A	Steve Sinning, Manager	6	*	*
Class A	Dan Viet, Manager	4	*	*
Class A	Managers, Managing Member and Executive Officers, as a group	75	5.0	5.0
Class B	Broin Investments II, LLC	200	100	100
Class B	Jeff Broin, Manager (3)	200	100	100
Class B	Fred Thurman, Manager (4)	200	100	100
Class B	Managers, Managing Member and Executive officers as a group	200	100	100
Class C	Broin Investments II, LLC	400	19.71	19.71
Class C	Broin Management, LLC Managing Member	41	2.02	2.02
Class C	Jeff Broin, Manager (5)	442	21.78	21.78
Class C	Darrin Ihnen, Manager	1	*	*
Class C	John A. Ludens, Manager	49	2.41	2.41
Class C	Dennis Schrag, Manager	13	*	*
Class C	Steve Sinning, Manager	11	*	*
Class C	Dan Viet, Manager	1	*	*
Class C	Managers, Managing Member And Executive Officers, as a group	517	25.4	25.4

*              Equals less than 1% beneficial ownership of the class.

(1)           The addresses for each of the members of the Board of Managers listed above are set forth under “Information About Nominees” or “Information About Current Board of Managers.” The address for Broin Management, LLC and Broin Investment II, LLC is 2209 East 57th Street North, Sioux Falls, South Dakota 57104.

(2)           Represents 2 Class A Units held of record by Mr. Ludens and 40 Class A Units held of record by L & L Feeders, Inc., of which Mr. Ludens and his spouse jointly own 25% of the outstanding stock and of which Mr. Ludens is a Director.

(3)           Represents 200 Class B Units held of record by Broin Investments II, LLC that were purchased on December 18, 2000 in connection with a Contract for Future Services between the Company and Broin and Associates, Broin Management, Ethanol Products, Broin Enterprises and Broin Investments II.  Mr. Broin holds an ownership interest in and controls Broin

Investments II and is, therefore, a beneficial owner of the shares owned by Broin Investments II.

(4)           Mr. Thurman owns an interest in Corn Energy Investors, LLC, an entity which owns an interest in Broin Investments II, LLC.  Mr. Thurman disclaims beneficial ownership of the Class B Capital Units except to the extent of his pecuniary interest in such Units.

(5)           Represents one Class C unit held of record by Jeff Broin, which was received upon the conversion of his Class D unit; one Class C unit held of record by Broin Management, LLC, which was received upon the conversion of its Class D unit; 40 Class C Units held of record by Broin Management purchased in connection with the December 18, 2000 Contract for Future Services; and 400 Class C Units held of record by Broin Investments II, LLC that were purchased in our initial public offering. Mr. Broin holds an ownership interest in and controls Broin Management and Broin Investments II; accordingly, Mr. Broin is a beneficial owner of all units owned by each of Broin Management and Broin Investments II.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The individual members of our Board of Managers and our Chief Executive Officer and Chief Financial Officer have not entered into, and do not anticipate entering into, any contractual or other transactions between themselves and the Company, except for corn delivery agreements they have entered into upon purchasing Class A Capital Units in forms identical to those provided to other investors.

Broin and Associates, Inc. and its affiliated companies assisted us in virtually all aspects of the ethanol plant project, including site selection, permitting and zoning, construction, plant management and operation, and the marketing and sale of ethanol and DDGS.  Broin and Associates, Inc. is a Sioux Falls, South Dakota based engineering and construction management firm specializing in the design, engineering, construction, and plant start-up of new ethanol production facilities in the Midwest.  Broin and Associates is principally owned by Robert, Jeff, and Todd Broin. Jeff Broin is the Chief Executive Officer.  Jeff Broin currently serves on our Board of Managers and on the Boards of fourteen other ethanol production facilities managed by Broin Management.

Broin and Associates, Inc. licenses to us the technology for the operation of the ethanol plant for as long as the plant exists.  The licensed technology consists of Broin and Associates’ proprietary rights including its patents, copyrights, trade secrets, formulas, research data, processes, know-how, and specifications related to Broin and Associates’ design and construction of the ethanol plant.  If we or Broin and Associates breaches the terms of the license agreement, the non-breaching party may exercise any remedies available to it, including specific performance and requesting injunctive relief.

Broin Management, LLC, an affiliate of Broin and Associates, is our Managing Member and manages the day-to-day operations of the ethanol plant.  We pay Broin Management a fixed annual fee of $250,000, to be adjusted annually for inflation. We also pay Broin Management an incentive bonus of 4% of our trimester net income. The trimester bonus is calculated annually based upon audited net profits. We pay certain expenses incurred with respect to operation of the plant while other expenses, including, but not limited to, the provision of a full-time plant general manager , are included as part of Broin Management’s fees. Rick Serie, an employee of Broin Management, serves as the plant general manager, as well as the Chief Executive Officer and Chief Financial Officer of the Company. We may only terminate Broin Management “for cause,” which is defined in our Operating Agreement as illegal or unethical conduct, substandard performance of the ethanol plant for a period of two consecutive years, and the sale, change of control or disposition of Broin Management.

Ethanol Products, LLC, an affiliate of Broin and Associates, Inc., markets the ethanol we produce. Our contract with Ethanol Products is in effect until 2013, and automatically renews for additional three-year terms unless discontinued by either party upon at least three months notice prior to the end of the previous term. Ethanol Products receives a marketing fee of $.0040 per gallon of ethanol sold, and an administrative fee of $.0025 per gallon of ethanol sold.

Broin Enterprises, Inc., d/b/a Dakota Gold Marketing (formerly known as Dakota Commodities), an affiliate of Broin and Associates, Inc., markets the DDGS we produce.  The contract is in effect until 2013 and automatically renews for additional three-year terms, unless discontinued by either party upon at least three months prior written notice of nonrenewal.  We pay Dakota Gold Marketing a marketing fee of 3% of the gross monthly sales of DDGS, with a minimum annual fee of $200,000 per year. Broin Enterprises is responsible for invoicing all loads, receiving payments from customers and paying freight when necessary. All account receivable losses arising from the sales of DDGS are our sole responsibility.

Broin Investments II, LLC, a Broin and Associates, Inc. affiliate, is currently our only Class B member and, as such, has the right to elect one person to the Board of Managers. Broin Investments II elected Jeff Broin at the 2003 Annual Meeting to serve on the Board of Managers.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who directly or indirectly own more than ten percent of a class of our Class A Units, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”).  Executive officers, directors and greater than ten-percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from our executive officers and managers that no other reports were required, all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2003, except that Mr. Dennis Hardy, a member of the Board of Managers, did not timely file a Form 5 with respect to a gift during 2003. Mr. Hardy’s Form 5 was subsequently filed on April 9, 2004.

ANNUAL REPORT

Our annual report on Form 10-KSB for the fiscal year ended December 31, 2003, including financial statements, accompanies the mailing of this Information Statement, but it is not deemed a part of the proxy soliciting material.

AUDIT MATTERS

A representative of the firm of Eide Bailly LLP is expected to be present at the 2004 Annual Meeting.  Such representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from members.

MEMBERS’ PROPOSALS

Any Member proposal intended to be considered for inclusion in the Information Statement for presentation at the 2005 Annual Meeting of Members must be received by the Company no later than December 15, 2004.  The proposal must be in accordance with the provisions of Rule l4a-8 promulgated by the SEC under the Exchange Act.  It is suggested that the proposal be submitted by certified mail – return receipt requested.  Members who intend to present a proposal at the 2005 Annual Meeting of members without including such proposal in the Company’s Information Statement must provide us with notice of such proposal no later than February 1, 2005.  We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

The Board of Managers knows of no other matter to be acted upon at the meeting.

BY ORDER OF THE BOARD OF MANAGERS

/s/ Darrin Ihnen
Darrin Ihnen,
President of the Board of Managers

April 21, 2004

CLASS A — SAMPLE BALLOT

GREAT PLAINS ETHANOL, LLC

2004 ANNUAL MEETING

By signing below, I certify that:

•      I am either the owner or the authorized representative of the owner of Class A Capital Unit or Capital Units of Great Plains Ethanol, LLC and have full power and authority to vote such capital units; and

•      I vote such capital units on the following matters as set forth below.

Dennis Schrag –

	For	Against	Abstain

Date:
Signature

Print Name

CLASS B — SAMPLE BALLOT

GREAT PLAINS ETHANOL, LLC

2003 ANNUAL MEETING

By signing below, I certify that:

•      I am either the owner or the authorized representative of the owner of 200 Class B Capital Units of Great Plains Ethanol, LLC set forth below and have full power and authority to vote such capital units; and

•      I vote such capital units on the following matters as set forth below.

Jeff Broin-

	For	Against	Abstain

Date:
Signature

Print Name

CLASS C — SAMPLE BALLOT

GREAT PLAINS ETHANOL, LLC

2003 ANNUAL MEETING

By signing below, I certify that:

•      I am either the owner or the authorized representative of the owner of Class C Capital Units of Great Plains Ethanol, LLC set forth below and have full power and authority to vote such capital units; and

•      I vote such capital units on the following matters as set forth below.

Fred Thurman –

	For	Against	Abstain

Date:
Signature

Print Name

APPENDIX I

Effective:  April 1, 2004

AUDIT COMMITTEE CHARTER

of

GREAT PLAINS ETHANOL, LLC

(the “Company”)

1.             Members.

The Company’s Board of Managers (the “Board”) shall appoint an Audit Committee of at least three members, consisting entirely of “independent” managers of the Board (the “Audit Committee”), with one exception. A member’s sale of corn to the Company and the sale proceeds received from the Company in connection with these sales, while it may preclude a member from being deemed “independent,” as defined below, it shall not disqualify a member from serving on the Audit Committee. The Audit Committee shall also designate one member as chairperson.

2.             Independence.

For purposes hereof, “independent” shall be defined according to Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the National Association of Securities Dealers (“NASD”) Rule 4200(a)(15), as amended, and as set forth in Appendix A.  For purposes hereof, the terms “manager” and “director” shall be synonymous.

3.             Financial Literacy.

Each member of the Audit Committee must be financially literate. For purposes of this requirement, ‘financial literacy’ means each member of the Audit Committee (i) shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, or (ii) shall become able to do so within a reasonable period of time after his or her appointment to the Audit Committee.

4.             Purposes, Duties, and Responsibilities.

The Audit Committee represents and advises the Board in performing some of its oversight responsibilities.  The Audit Committee shall represent the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company, and shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company.  At its discretion, the Audit Committee may also conduct inquiries concerning the general risk profile of the Company and the Company’s efforts at identifying and controlling key risks (“risk management”) which may affect the quality of financial reporting and/or the vitality of the Company.

The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.  This is the responsibility of management and the Independent Auditor.  Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the Independent Auditor or to assure compliance with laws and regulations.

In carrying out its duties and responsibilities, the Audit Committee’s policies and procedures should remain flexible, so that it may be in a position to best address or respond to changing circumstances or conditions.  While there is no “blueprint” to be followed by the Audit Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Audit Committee:

(i)            To recommend to the Board, and to evaluate, the firm of independent certified public accountants to be appointed as outside auditor of the Company, which firm shall be ultimately accountable to the Board through the Audit Committee (the “Independent Auditor”).

(ii)           To review and discuss with the Independent Auditor its audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters, and any reports of the Independent Auditor with respect to interim periods.

(iii)          To review and discuss with the Independent Auditor of the Company any relationships between the Independent Auditor and the Company or any other relationships that may adversely affect the independence of the auditor and, based on such review, assess the independence of the auditor.

(iv)          To review and discuss with management and the Independent Auditor the financial statements of the Company, including an analysis of the Independent Auditor’s judgment as to the quality of the Company’s accounting principles.

(v)           To resolve any disagreements between the Independent Auditor and the Company’s management regarding financial reporting.

(vi)          To recommend to the Board, based on the review and discussions described in paragraphs (ii) through (v) above, the financial statements that should be included in the Annual Report on Form 10-KSB or Form 10-K.

(vii)         To review with management and the Independent Auditor the Company’s quarterly financial statements prior to the filing of its Form 10-QSB, or Form 10-Q, including the results of the Independent Auditors’ reviews of the quarterly financial statements.

(viii)        To review and discuss with management and the Independent Auditor:  (a) any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company; and (b) any transactions or courses of dealing with parties related to the Company which transactions or arrangements (i) are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, (ii) and are relevant to an understanding of the Company’s financial statements.

(ix)           To review and discuss with management and the Independent Auditor the adequacy of the Company’s internal controls.

(x)            To review and discuss with management and the Independent Auditor, the accounting policies which may be viewed as critical, and review and discuss any significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company’s financial statements.

(xi)           To review with management and the Independent Auditor the Company’s financial risk exposures and the steps management has taken to monitor and control such exposures.

(xii)          To establish policies and procedures for the engagement of the Independent Auditor for any auditing or any non-auditing service, as set forth in Appendix B, and consider whether the Independent Auditor’s performance of non-audit service is compatible with the Independent Auditor’s independence.

(xiii)         To review material pending legal proceedings involving the Company and contingent liabilities of the Company.

(xiv)        To periodically evaluate the performance of individual Audit Committee members and the Audit Committee chairperson, as well as the performance of the Audit Committee as a whole.

(xv)         To pursue continuing education at the expense of the Company to achieve and improve “financial literacy” and greater understanding of other business matters relevant to the Audit Committee’s purpose.

(xvi )       To establish procedure for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounts, internal accounting controls and auditing matters and (b) the confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters.

(xvii)       To review the appropriateness and usefulness of the Audit Committee Charter.

5.             Meetings.

The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally four times each year, either in person or telephonically.  The majority of the members of the Audit Committee shall constitute a quorum.  The Audit Committee may create subcommittees which shall report to the Audit Committee.

The Audit Committee shall meet in executive session with the Independent Auditors at least annually.  The Audit Committee shall report to the full Board with respect to its meetings.

6.             Outside Advisors.

The Audit Committee shall have the authority to retain independent counsel, experts, and other advisors as it determines appropriate to assist in the full performance of its duties.

7.             Investigations.

The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assist it in the conduct of any investigation.

APPENDIX A

1.             Section 10A(m)(3) of the Securities Exchange Act of 1934.

An independent manager means a person who has not, other than in his or her capacity as a member of the Audit Committee, the Board, or any other Board committee:

(A) Accepted any consulting, advisory, or other compensatory fee from the Company; or

(B) Been an affiliated(1) person of the Company or any subsidiary thereof.

2.             National Association of Securities Dealers (“NASD”) Rule 4200 (a)(14)(15), as amended.

An independent manager means a person, other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a manager. The following persons shall not be considered independent:

(A) a manager who is, or during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

(B) a manager who accepts or who has a Family Member(2) who accepts any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during the current fiscal year or any of the past three fiscal years, other than (i) compensation for Board service, (ii) payments arising solely from investments in the Company’s securities, (iii) compensation paid to a Family Member who is an employee of the Company or a parent or subsidiary of the Company (but not if such person is an executive officer of the company or any parent or subsidiary of the Company), (iv) benefits under a tax-qualified

(1) “Affiliate” means any person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.  The term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract, or otherwise. A person who owns securities in the Company will not be deemed an “affiliate” unless such person beneficially owns at least 10% of any class of voting securities and is also an officer of the Company.

(2) “Family Member" means any person who is a relative by blood, marriage or adoption or who has the same residence.

retirement plan, or (v) non-discretionary compensation (provided, however, that Audit Committee members are subject to heightened requirements under Rule 4350(d));

(C) a manager who is a Family Member of an individual who is, or has been in any of the past three years, employed by the Company or by any parent or subsidiary of the Company as an executive officer.

(D) a manager who is a partner in, or a controlling member or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in the current fiscal year or any of the past three fiscal years; or

(E) a manager who is or was a partner or employee of the Company’s Independent Auditor, and worked on the Company’s audit, during the past three years.

APPENDIX B

AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

The Audit Committee is responsible for the appointment, compensation and oversight of the Independent Auditor.  The Audit Committee shall pre-approve all audit services and non-audit services to be provided to the Company by the Independent Auditor.  The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals required by this policy.  The decision of any member to whom authority is delegated under this policy to grant such an activity shall be presented to the Audit Committee at the next scheduled meeting.

Each audit or non-audit service that is approved by the Audit Committee shall be reflected in a written engagement letter or writing indicating the services to be performed and the costs of such services, which shall be signed by either a member of the Audit Committee or by a person authorized by the Audit Committee to sign on behalf of the Company.

If the Audit Committee approves an audit service within the scope of the engagement letter or writing, then such audit service will deemed to have been approved for purposes of this policy.

The Audit Committee will not approve any non-audit service that, individually or in the aggregate, may impair, in the Audit Committee’s opinion, the independence of the Independent Auditor.

A.      Prohibited Non-Audit Services.

The Independent Auditor may not provide to the Company any of the following non-audit services:

1.             Bookkeeping or other services related to the Company’s accounting records or financial statements;

2.             Financial information systems design and implementation;

3.             Appraisal or evaluation services, fairness opinions, or contribution-in-kind reports;

4.             Actuarial services;

5.             Internal audit outsourcing services;

6.             Management functions or human resources;

7.             Broker-dealer, investment advisor, or investment banking services;

8.             Legal services and expert services unrelated to the audit; and

9.             Any other service that the Public Company Accounting Oversight Board (PCAOB) determines, by regulation, is impermissible.

B.       Permitted Non-Audit Services.

The Independent Auditor may provide to the Company any non-audit services, including tax services, other than the prohibited non-audit services described above, so long as the Audit Committee has approved such services in accordance with this policy.

C.       Audit Services to be Pre-Approved.

1.             Audit Services.

i.              Financial audits and reviews of the Company.

ii.             Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comment letters, consents), and assistance in responding to SEC comment letters.

iii.            Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies.

2.             Audit-Related Services.

i.              Review of financial statements of businesses considered for acquisition and due diligence services pertaining to potential business acquisitions/dispositions.

ii.             Financial statement audits of employee benefit plans.

iii.            Attestation services related to the Company’s internal controls.

iv.            Assistance in dealing with and responding to the SEC and other domestic regulatory agencies on financial matters.

v.             Consultations by the Company’s management as to the accounting or disclosure treatment of potential transactions or events and/or the potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies.

vi.            Review of the effectiveness of the internal audit function at the request of the Company or third party.

vii.           Assistance with implementation of the requirements of SEC rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act.

3.             Tax Services.

i.              U.S. federal, state and local tax planning and advice regarding the tax consequences of proposed or actual transactions, provided such advice does not constitute an advocacy position.

ii.             Assistance with U.S. federal, state and local tax filings (such as preparation of returns and related matters and assistance with audits by taxing authorities).

iii.            Review of federal, state and local income, franchise and other tax returns.

iv.            Tax advice regarding new, statutory, regulatory or administrative developments.

4.             All Other Services.

Any service that is non-audit, non-audit related and non-tax, provided the   service is not prohibited as a non-audit service referenced above.